EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Shire Limited’s Registration Statement No. 333-91552 on Form S-8 of our report dated June 25, 2008, relating to the financial statements and supplemental schedules appearing in this Annual Report on Form 11-K of the Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 25, 2008